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FOR IMMEDIATE RELEASE


         Magellan Investor Contact:                   Aetna Investor Contact:
         Kevin Helmintoller                           Catherine H. Smith
         (404) 814-5742                               (860)273-6184

         Magellan Media Contact:                      Aetna Media Contact:
         Robert Mead                                  Jill B. Griffiths
         (212) 445-8208                               (215)775-6890

                     AETNA U.S. HEALTHCARE COMPLETES SALE OF
                     HUMAN AFFAIRS INTERNATIONAL TO MAGELLAN

               Long-Term Strategic Provider Relationship Commences

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ATLANTA, GA and HARTFORD, CT, December 5, 1997 -- Magellan Health Services, Inc.
(NYSE:MGL) and Aetna Inc. (NYSE:AET) announced today the completion of the transaction in which Magellan acquired Human Affairs International (HAI), the behavioral health subsidiary of Aetna U.S. Healthcare. Terms of the transaction included a payment of $122.1 million in cash by Magellan at closing. In addition, under the terms of the strategic relationship, payments of up to $300 million may be made by Magellan over the term of the long-term strategic relationship. HAI has become a wholly-owned subsidiary of Magellan Health Services.
         The two companies have commenced a long-term strategic provider relationship which will provide Aetna U.S. Healthcare members with continued access to HAI's broad network of behavioral health professionals, as well as to Magellan's existing network of behavioral health providers across the country.
         Mac Crawford, chairman, president and CEO of Magellan said, "We are pleased to welcome Human Affairs International as one of our growing behavioral managed care operations. The inclusion of the long-term strategic relationship with Aetna U.S. Healthcare is

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exciting and should provide HAI with significant growth opportunities over the term of the agreement while continuing to benefit Aetna U.S. Healthcare."
         "We're pleased to develop a long-term relationship with Magellan, which not only maintains HAI behavioral health professionals for our members, but allows even greater access to Magellan's professionals and facilities," said Daniel S. Messina, vice president and head of business strategies for Aetna U.S. Healthcare.
         HAI, headquartered in Salt Lake City, provides behavioral health programs to more than 15 million covered lives, of which the majority are Aetna U.S. Healthcare members.
         Magellan Health Services, Inc. is one of the country's largest specialty care managers. Its business units include: Majority owned Green Spring Health Services, a leader in behavioral managed care services with nearly 20 million covered lives; Human Affairs International (HAI), one of the largest providers of workplace assistance programs in the United States; MENTOR/Magellan Public Solutions, serving public sector agencies with privatized behavioral health services; Charter Advantage, an international franchisor of behavioral health care systems; and 50% interest in Charter Behavioral Health Systems, the largest operator of free-standing behavioral facilities in the U.S; and subject to consummation of a previously announced purchase transaction, Merit Behavioral Care Corporation (MBC), one of the largest providers of mental health and substance abuse services and employee assistance programs to more than 21 million enrollees and 800 clients.
         Aetna U.S. Healthcare, the health business unit of Aetna Inc., is the nation's leading health benefits organization with a total health enrollment of approximately 14 million members nationwide.
         Certain of the statements in this press release including, without limitation, statements by Magellan concerning HAI's growth opportunities and amounts potentially payable under the strategic relationship constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Risk factors such as the ability to successfully close and integrate the MBC transaction and to successfully integrate the HAI acquisition could prevent Magellan from achieving the growth mentioned. Also, the amounts potentially payable under the

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strategic relationship are contingent upon a number of factors and no assurances can be made that the payments will be made or received by the respective parties. For a more complete discussion of these and other risk factors, please see Magellan's Quarterly Report on Form 10-Q for the third fiscal quarter ended June 30, 1997 filed with the Securities and Exchange Commission on August 14, 1997 and Exhibit 99 contained in Magellan's Annual Report on Form 10-K, as amended for the fiscal year ended September 30, 1996 filed with the Securities and Exchange Commission.